                   GREENPOINT FINANCIAL CORP.
                    1999 STOCK INCENTIVE PLAN

                            SECTION 1

                      PURPOSE; DEFINITIONS

         The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock plan providing incentives directly linked to the profitability of the Company's businesses and increases in the Company's shareholder value.

         For purposes of the Plan, the following terms are defined as set forth below:

         a. "Affiliate" means a corporation or other entity controlled by, controlling or under common control with the Company and designated by the Committee from time to time as such.

         b.   "Award" means a Stock Appreciation Right, Stock
Option, Restricted Stock, Performance Unit, or other stock-based award.

         c. "Award Cycle" shall mean a period of consecutive fiscal years or portions thereof designated by the Committee over which Performance Units are to be earned.

         d. "Board" means the Board of Directors of the Company.

         e. "Cause" means, unless otherwise provided by the Committee, (1) "Cause" as defined in any Individual Agreement to which the participant is a party, or (2) if there is no such Individual Agreement or if it does not define Cause: an intentional failure to perform stated duties, willful misconduct, breach of a fiduciary duty involving personal profit, or acts or omissions of personal dishonesty, any of which results in material loss to the Company or any of its Subsidiaries or Affiliates or, any willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order which results in material loss to the Company or any of its Subsidiaries or Affiliates. The Committee shall, unless otherwise provided in an Individual Agreement with the participant, have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

         f. "Change in Control" and "Change in Control Price" have the meanings set forth in Sections 11 (b) and (c), respectively.

         g. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         h.   "Commission" means the Securities and Exchange
Commission or any successor agency.

         i.   "Committee" means the Committee referred to in
Section 2.

         j. "Common Stock" means common stock, par value $.01 per share, of the Company (or as may be converted pursuant to Section 3 hereof).

         k. "Company" means GreenPoint Financial Corp., a bank holding company registered under federal law and incorporated in Delaware.

         l. "Covered Employee" means a participant designated prior to the grant of Restricted Stock or Performance Units by the Committee who is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which Restricted Stock or Performance Units are expected to be taxable to such participant.

         m. "Disability" means, unless otherwise provided by the Committee, disability as defined in the Company's retirement plan, or if not so defined, shall mean the permanent and total inability of a participant by reason of mental or physical infirmity, or both, to perform the work customarily assigned to him or her. In order to qualify as a Disability, a medical doctor selected or approved by the Board, and knowledgeable in the field of such infirmity, must advise the Committee either that it is not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said participant's lifetime.

         n. "Eligible Individuals" mean officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates, who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company, or its Subsidiaries or Affiliates.

         o.   "Exchange Act" means the Securities Exchange Act of
1934, as amended from time to time, and any successor thereto.

         p. "Fair Market Value" means, as of any given date, the closing price on such date or, if there are no reported sales on such date, on the last day prior to such date on which there were sales of the Common Stock on the New York Stock Exchange or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

         q. "Incentive Stock Option" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code.

         r. "Individual Agreement" means an employment, consulting or similar agreement between a participant and the Company or one of its Subsidiaries or Affiliates.

         s. "NonQualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         t. "Qualified Performance-Based Award" means an Award of Restricted Stock or Performance Units designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such Restricted Stock or Performance Units and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

         u. "Performance Goals" means the performance goals established by the Committee in connection with the grant of Restricted Stock or Performance Units. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: return on equity, return on assets, earnings per share, net income and/or achievement of predetermined strategic milestones and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. Performance Goals may be stated in the alternative or in combination.

         v.   "Performance Units" means an Award granted under
Section 8.

         w.   "Plan" means the GreenPoint Financial Corp. 1999
Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

         x.   "Restricted Stock" means an Award granted under
Section 7.

         y. "Retirement" means retirement from the employ of the Company or its Subsidiaries or Affiliates at the normal or early retirement date as set forth in any tax-qualified retirement/pension plan of the Company.

         z. "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

         aa. "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

         bb. "Stock Appreciation Right" means an Award granted under Section 6.

         cc.  "Stock Option" means an Award granted under
Section 5.

         dd. "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

         ee. "Termination of Employment" means the termination of the participant's employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. A participant employed by, or performing services for, a Subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the Subsidiary or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of, or service-provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. For purposes of the Plan, a participant's employment shall be deemed to have terminated at the close of business on the day preceding the first date on which he or she is no longer for any reason whatsoever employed by the Company or any of its Subsidiaries or Affiliates.

         In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

                            SECTION 2

                         ADMINISTRATION

         The Plan shall be administered by the Compensation Committee or such other committee of the Board as the Board may from time to time designate (the "Committee"), which shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board.

         The Committee shall have plenary authority to grant
Awards pursuant to the terms of the Plan to Eligible Individuals.

         Among other things, the Committee shall have the authority, subject to the terms of the Plan:

         (a) To select the Eligible Individuals to whom Awards may from time to time be granted;

         (b) To determine whether and to what extent Incentive Stock Options, NonQualified Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units and other stock-based awards or any combination thereof are to be granted hereunder;

         (c) To determine the number of shares of Common Stock to be covered by each Award granted hereunder;

         (d) To determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any Subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

         (e) To modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals; provided, however, that the Committee may not (i) subject to the last paragraph of Section 3, reduce the exercise price or cancel and regrant a Stock Option theretofore granted and (ii) adjust upwards the amount payable with respect to a Qualified Performance-Based Award or waive or alter the Performance Goals associated therewith;

         (f) To determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and

         (g) To determine under what circumstances an Award may be settled in cash or Common Stock under Sections 5(j), 6(b)(ii) and 8(b)(iv).

         The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

         The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the applicable rules of a stock exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it; provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for the Section 162(m) Exemption. Any such allocation or delegation may be revoked by the Committee at any time.

         Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

         Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

                            SECTION 3

                  COMMON STOCK SUBJECT TO PLAN

         The maximum number of shares of Common Stock that may be delivered to participants and their beneficiaries under the Plan shall be 4,700,000, which number includes 200,000 of the shares of Common Stock remaining available for awards as of the date of adoption of this Plan under the Company's Amended and Restated 1994 Stock Incentive Plan. No participant may be granted Stock Options and Stock Appreciation Rights covering in excess of 800,000 shares of Common Stock in any calendar year, Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

         If any Award is forfeited, or if any Stock Option (and related Stock Appreciation Right, if any) terminates, expires or lapses without being exercised, or if any Stock Appreciation Right is exercised for cash, shares of Common Stock subject to such Awards shall again be available for distribution in connection with Awards under the Plan.

         In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in
Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, and the maximum limitation upon Stock Options and Stock Appreciation Rights and Qualified Performance-Based Awards to be granted to any participant, in the number, kind and option price of shares subject to outstanding Stock Options, Stock Appreciation Rights and Restricted Stock, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

                            SECTION 4

                           ELIGIBILITY

         Awards may be granted under the Plan to Eligible
Individuals. No grant shall be made under this Plan to a director who is not an officer or a salaried employee of the Company or its Subsidiaries or Affiliates.

                            SECTION 5

                          STOCK OPTIONS

         Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types:
Incentive Stock Options and NonQualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

         The Committee shall have the authority to grant any optionee Incentive Stock Options, NonQualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that grants hereunder are subject to the aggregate limit on grants to individual participants set forth in Section 3. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option on or subsequent to its grant date, it shall constitute a NonQualified Stock Option.

         Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a NonQualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an Eligible Individual to receive a grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such Eligible Individual and specifies the terms and provisions of the Stock Option. The Company shall notify an Eligible Individual of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant. Such agreement or agreements shall become effective upon execution by the Company and the participant.

         Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

         (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, and shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant.

         (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

         (c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

         (d) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

         Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted and provided, further, that such already owned shares have been held by the optionee for at least six months at the time of exercise or had been purchased on the open market.

         If approved by the Committee, payment in full or in part may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, reduced by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

         In addition, if approved by the Committee, payment in full or in part may also be made by instructing the Committee to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Stock Option.

         No shares of Common Stock shall be issued until full payment therefor has been made. Except as otherwise provided in
Section 5(l) below, an optionee shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 14(a).

         If determined by the Committee at or, with respect to a NonQualified Stock Option, subsequent to the date of grant of a Stock Option, in the event an optionee who has not incurred a Termination of Employment pays the option price of such Stock Option (in whole or in part) by delivering (or attesting to ownership of) shares of Common Stock previously owned by the optionee, such optionee shall automatically be granted a reload Stock Option (a "Reload Option") for the number of shares of Common Stock used to pay the option price. Unless otherwise determined by the Committee, the Reload Option shall be subject to the same terms and conditions as the Stock Option, except that the Reload Option shall be a NonQualified Stock Option, have an option price equal to the Fair Market Value of the Common Stock on the date the Reload Option is granted, expire the same date as the expiration date of the Stock Option so exercised, shall vest and become exercisable 6 months following the date of grant of such Reload Option and shall not have the rights set forth in
Section 5(k) hereof Additional Reload Options may only be granted upon exercise of a Reload Option if the Fair Market Value of the Common Stock on the date of such exercise is 25% or more higher than the Fair Market Value of the Common Stock on the date of grant of the Reload Option being exercised. Reload Options shall not be treated as grants for purposes of the limitations set forth in the second sentence of Section 3 of the Plan.

         (e) Nontransferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution; or (ii) in the case of a NonQualified Stock Option, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such optionee's immediate family, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, "immediate family" shall mean the optionee's children, spouse and grandchildren. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the optionee, the guardian or legal representative of the optionee, or any person to whom such option is transferred pursuant to this paragraph, it being understood that the term "holder" and "optionee" include such guardian, legal representative and other transferee.

         (f) Additional Rules for Incentive Stock Options. Notwithstanding anything contained herein to the contrary, no Stock Option which is intended to qualify as an Incentive Stock Option may be granted to an Eligible Employee who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Stock Option is granted the option price is at least 110% of the Fair Market Value of a share of Common Stock and such Stock Option by its terms is not exercisable after the expiration of five years from the date such Stock Option is granted. In addition, the aggregate Fair Market Value of the Common Stock (determined at the time a Stock Option for the Common Stock is granted) for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year, under all of the incentive stock option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent a Stock Option that by its terms was intended to be an Incentive Stock Option exceeds this $ 100,000 limit, the portion of the Stock Option in excess of such limit shall be treated as a NonQualified Stock Option.

         (g) Termination by Death. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

         (h) Termination by Reason of Disability or Retirement. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of Disability or Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the

Committee may determine, for a period of one year (or such other period as the Committee may specify in the option agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Disability or Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of
Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

         (i) Other Termination. Unless otherwise determined by the Committee: (A) if an optionee incurs a Termination of Employment for Cause, all Stock Options held by such optionee shall thereupon terminate; and (B) if an optionee incurs a Termination of Employment for any reason other than death, Disability, Retirement or for Cause, any Stock Option held by such optionee, to the extent it was then exercisable at the time of termination, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of such Stock Option's term; provided, however, that if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. Notwithstanding any other provision of this Plan to the contrary, in the event an optionee incurs a Termination of Employment other than for Cause during the 24-month period following a Change in Control, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, including on such accelerated basis as provided in Section 11 (a), for (x) the longer of (i) one year from such date of termination or (ii) such other period as may be provided in the Plan for such Termination of Employment or as the Committee may provide in the option agreement, or (y) until expiration of the stated term of such Stock Option, whichever period is the shorter. If an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of
Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

         (j) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

         (k) Change in Control Cash-Out. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), if the Committee shall determine at the time of grant or thereafter, an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the option price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 5 days of such election, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section 5(k) shall have been exercised. Notwithstanding the foregoing, if any right granted pursuant to this Section 5(k) would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such right Common Stock with a Fair Market Value (as of the date of such election) equal to the cash that would otherwise be payable hereunder or, if necessary to preserve such accounting treatment, otherwise modify or eliminate such right.

         (l) Deferral of Option Shares. The Committee may from time to time establish procedures pursuant to which an optionee may elect to defer, until a time or times later than the exercise of an Option, receipt of all or a portion of the shares of Common Stock subject to such Option and/or to receive cash at such later time or times in lieu of such deferred shares, all on such terms and conditions as the Committee shall determine. If any such deferrals are permitted, then notwithstanding Section 5(d) above, an optionee who elects such deferral shall not have any rights as a stockholder with respect to such deferred shares unless and until shares are actually delivered to the optionee with respect thereto, except to the extent otherwise determined by the Committee.

                            SECTION 6

                    STOCK APPRECIATION RIGHTS

         (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a NonQualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

         A Stock Appreciation Right may be exercised by an optionee in accordance with Section 6(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options, which have been so surrendered, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

         (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

         (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock
    Options to which they relate are exercisable in accordance with the provisions of Section 5 and this Section 6.

         (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Common Stock or both, in value equal to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

         (iii) Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with Section 5(e).

         (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in

    Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares covered by the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

                            SECTION 7

                        RESTRICTED STOCK

         (a) Administration. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 7(c); provided, however, that, subject to Section 7(c)(i) and Section 11(a)(ii), no shares of Restricted Stock shall vest prior to three years from the date of grant. Notwithstanding the previous sentence, the Committee shall have discretion to permit vesting of shares of Restricted Stock prior to three years from the date of grant in the event of a participant's Termination of Employment by reason of Retirement, Disability or death, or under other limited circumstances if the Committee determines that such earlier vesting is necessary to fulfill a legitimate corporate purpose such as the hiring or retention of a key employee; provided, however, that the Committee shall exercise its discretion (under this Section 7(a) and Section 7(c)(i)) in these other limited circumstances with respect to shares of Restricted Stock which in the aggregate do not exceed 10% of the maximum number of shares of Common Stock authorized for issuance in Section 3.

         (b) Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

         "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the GreenPoint Financial Corp. 1999 Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of GreenPoint

         Financial Corp., 90 Park Avenue, New York, New York
         10016-1303."

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

         (c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

         (i) The Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award, in which event it shall condition the grant or vesting, as applicable, of such Restricted Stock upon the attainment of Performance Goals. If the Committee does not designate an Award of Restricted Stock as a Qualified Performance-Based Award, it may also condition the grant or vesting thereof upon the attainment of Performance Goals. Subject to Section 11(a)(ii), no shares of Restricted Stock, the vesting of which is conditioned upon the attainment of Performance Goals, shall vest prior to one year from the date of grant. Notwithstanding the previous sentence, the Committee shall have discretion to permit vesting of shares of Restricted Stock, the vesting of which is conditioned upon the attainment of Performance Goals, prior to one year from the date of grant in the event of a participant's Termination of Employment by reason of Retirement, Disability or death, or under other limited circumstances if the Committee determines that such earlier vesting is necessary to fulfill a legitimate corporate purpose such as the hiring or retention of a key employee; provided, however, that the Committee shall exercise its discretion (under this Section 7(c)(i) and Section 7(a)) in these other limited circumstances with respect to shares of Restricted Stock which in the aggregate do not exceed 10% of the maximum number of shares of Common Stock authorized for issuance in Section 3. Regardless of whether an Award of Restricted Stock is a Qualified Performance-Based Award, the Committee may also condition the grant or vesting thereof upon the continued service of the participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions, other than the restriction period minimums described in Section 7(a) and this Section 7(c)(i); provided, however, that in the case of

    Restricted Stock that is a Qualified Performance-Based Award, the applicable Performance Goals have been satisfied with respect to each participant who is a Covered Employee (other than in the case of the participant's Disability or death).

         (ii) Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 7(c)(vi), during the period, if any, set by the Committee, commencing with the date of such Award for which such participant's continued service is required (the "Restriction Period"), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock.

         (iii) Except as provided in Section 7(c)(i) through 7(c)(iii), the Restricted Stock Agreement, or as otherwise determined by the Committee, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Restricted Stock Agreement and subject to Section 14(e) of the Plan, (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, and (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends.

         (iv) Except to the extent otherwise provided in the applicable Restricted Stock Agreement or Section 7(c)(i), 7(c)(ii) or 11(a)(ii), upon a participant's Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than the restriction period minimums set forth in Sections 7(a) and 7(c)(i), and, in the case of Qualified Performance-Based Awards with respect to which a participant is a Covered Employee, satisfaction of the applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's shares of Restricted Stock.

         (v) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of the legended certificates.

         (vi) Each Award shall be confirmed by, and be subject to, the terms of a Restricted Stock Agreement.

                            SECTION 8

                        PERFORMANCE UNITS

         (a) Administration. Performance Units may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any Eligible Individual, the duration of the Award Cycle and any other terms and conditions of the Award, in addition to those contained in Section 8(b).

         (b) Terms and Conditions. Performance Units Awards shall be subject to the following terms and conditions:

         (i) The Committee may, prior to or at the time of the grant, designate Performance Units as Qualified Performance-Based Awards, in which event it shall condition the settlement thereof upon the attainment of Performance Goals. If the Committee does not designate Performance Units as Qualified Performance-Based Awards, it may also condition the settlement thereof upon the attainment of Performance Goals. Regardless of whether Performance Units are Qualified Performance-Based Awards, the Committee may also condition the settlement thereof upon the continued service of the participant. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Subject to the provisions of the Plan and the Performance Units Agreement referred to in Section 8(b)(v), Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Award Cycle. Subject to Section 11(a)(iii), no Performance Units may be earned prior to three years from the date of grant (or one year from the date of grant if the settlement thereof is conditioned upon the attainment of Performance Goals). Notwithstanding the previous sentence, the Committee shall have the discretion to permit Performance

    Units to be earned and payable in full in the event the participant's employment is terminated by reason of Disability or death. No more than 100,000 shares of Common
    Stock may be granted as Qualified Performance-Based Awards to any participant in any calendar year.

         (ii) Except to the extent otherwise provided in the applicable Performance Units Agreement or Section 8(b)(iii) or 11(a)(iii), upon a participant's Termination of Employment for any reason during the Award Cycle or before any applicable Performance Goals are satisfied, all rights to receive cash or stock in settlement of the Performance Units shall be forfeited by the participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations (other than the restriction period minimums set forth in Section 8(b)(i), and, in the case of Performance Units that are Qualified Performance-Based Awards, satisfaction of the applicable Performance Goals unless the participant's employment is terminated by reason of Disability or death) with respect to any or all of such participant's Performance Units.

         (iii) A participant may elect to further defer receipt of cash or shares in settlement of Performance Units for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee. Subject to any exceptions adopted by the Committee, such election must generally be made prior to commencement of the Award Cycle for the Performance Units in question.

         (iv) At the expiration of the Award Cycle, the Committee shall evaluate the Company's performance in light of any Performance Goals for such Award, and shall determine the number of Performance Units granted to the participant which have been earned, and the Committee shall then cause to be delivered (A) a number of shares of Common Stock equal to the number of Performance Units determined by the Committee to have been earned, or (B) cash equal to the Fair Market Value of such number of shares of Common Stock to the participant, as the Committee shall elect (subject to any deferral pursuant to Section 8(b)(iii)).

         (v) Each Award shall be confirmed by, and be subject to, the terms of a Performance Units Agreement.

                            SECTION 9

                       TAX OFFSET BONUSES

         At the time an Award is made hereunder or at any time thereafter, the Committee may grant to the participant receiving such Award the right to receive a cash payment in an amount specified by the Committee, to be paid at such time or times (if ever) as the Award results in compensation income to the participant, for the purpose of assisting the participant to pay the resulting taxes, all as determined by the Committee and on such other terms and conditions as the Committee shall determine.

                           SECTION 10

                    OTHER STOCK-BASED AWARDS

         Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) dividend equivalents and convertible debentures, may be granted either alone or in conjunction with other Awards granted under the Plan. In the event that an Award is granted under this Section 10 to a participant who is an officer, the Award shall be granted in lieu of additional cash compensation to the officer for services.

                           SECTION 11

                  CHANGE IN CONTROL PROVISIONS

         (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

         (i) Any Stock options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original giant.

         (ii) The restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

         (iii) All Performance Units shall be considered to be earned and payable in full based upon maximum performance, and any deferral or other restriction shall lapse and such Performance Units shall be settled in cash (or shares of Common Stock at the Committee's election) as promptly as is practicable.

         (iv) The Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan's purposes.

         (b) Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

         (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this
    Section 11(b); or

         (ii) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason not to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company

    Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         (c) Change in Control Price. For purposes of the Plan, "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

                           SECTION 12

                 TERM, AMENDMENT AND TERMINATION

         The Plan will terminate on the tenth anniversary of the effective date of the Plan. Under the Plan, Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right, Restricted Stock Award, Performance Unit Award or other stock-based Award theretofore granted without the optionee's or recipient's consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by applicable law or stock exchange rules; provided, however, that stockholder approval shall be required for any amendment which
(i) increases the maximum number of shares for which Awards may be granted under the Plan (subject, however, to the provisions of Section 3 hereof), (ii) reduces the exercise price at which Stock Options may be granted (subject, however, to the provisions of Section 3 hereof), (iii) extends the period during which Stock Options may be granted or exercised beyond the times originally prescribed, (iv) changes the persons eligible to participate in the Plan, or (v) materially increases the benefits accruing to participants under the Plan.

         Subject to the repricing restrictions in Section 2(e)(i) and the restriction period minimums described in Sections 7(a), 7(c)(i) and 8(b)(i), the Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or impair the rights of any holder without the holder's consent except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

         Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

                           SECTION 13

                     UNFUNDED STATUS OF PLAN

         It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

                           SECTION 14

                       GENERAL PROVISIONS

         (a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

         Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

         (1) Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

         (2) Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

         (3) Obtaining any other consent, approval, or permit from any state or federal governmental agency, which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

         (b) Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

         (c) The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

         (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

         (e) Reinvestment of dividends in additional Restricted
Stock at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

         (f) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

         (g) In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled should revert to the Company.

         (h) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

         (i) Except as otherwise provided in Section 5(e) or 6(b)(iii) or by the Committee, Awards under the Plan are not transferable except by will or by the laws of descent and distribution.

         (j) In the event an Award is granted to an Eligible Individual who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individual to comply with applicable foreign law.

                           SECTION 15

                     EFFECTIVE DATE OF PLAN

         The Plan shall be effective as of the date it is adopted by the Board, subject to the approval of the Company's stockholders.


























                               26
01599003.AA0